CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 29, 2012, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Heritage-Crystal Clean, Inc. on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Heritage-Crystal Clean, Inc. on Form S-8 (File No. 333-149791), effective March 18, 2008.

/s/ GRANT THORNTON LLP

Chicago, Illinois
February 29, 2012